Exhibit 24.1

INTERNATIONAL COAL GROUP, INC.

POWER OF ATTORNEY

We, the undersigned officers and directors of International Coal Group, Inc. (the “Company”), a Delaware corporation, hereby severally constitute and appoint Bennett K. Hatfield and Bradley W. Harris, and each of them, our true and lawful attorneys with full power to them, and each of them, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K for the year ended December 31, 2008 and any and all amendments to said Annual Report, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Exchange Act of 1934 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, or their substitute or substitutes, to said Annual Report any and all amendments.

IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands as of the 27th day of February 2009.

/s/ WILBUR L. ROSS, JR.		/s/ CYNTHIA B. BEZIK
Name:	Wilbur L. Ross, Jr.	Name:	Cynthia B. Bezik
Title:	Non-Executive Chairman of the Board of Directors and Director	Title:	Director

/s/ MAURICE E. CARINO, JR.		/s/ WILLIAM J. CATACOSINOS
Name:	Maurice E. Carino, Jr.	Name:	William J. Catacosinos
Title:	Director	Title:	Director

/s/ STANLEY N. GAINES		/s/ SAMUEL A. MITCHELL
Name:	Stanley N. Gaines	Name:	Samuel A. Mitchell
Title:	Director	Title:	Director

/s/ WENDY L. TERAMOTO		/s/ BRADLEY W. HARRIS
Name:	Wendy L. Teramoto	Name:	Bradley W. Harris
Title:	Director	Title:	Senior Vice President, Chief Financial Officer and Treasurer

/s/ BENNETT K. HATFIELD
Name:	Bennett K. Hatfield
Title:	President, Chief Executive Officer and Director